[Packaging Corporation of America Letterhead]
Exhibit 5.1
May 29, 2009
Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     I am providing this letter in my capacity as General Counsel to Packaging Corporation of America, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission covering the registration of up to 2,000,000 shares of the common stock of the Company, par value $0.01 per share (the “LTIP Shares”), pursuant to the Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan (the “LTIP”) and the registration of up to 2,000,000 shares of common stock of the Company, par value $0.01 per share (the “401(k) Plan Shares” and together with the LTIP Shares, the “Shares”)), pursuant to the Packaging Corporation of America Thrift Plan for Hourly Employees and the Packaging Corporation of America Retirement Savings Plan for Salaried Employees.
     For purposes of this letter, I have examined such documents, records, certificates and other instruments deemed necessary as a basis for this opinion.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I am of the opinion that:
     (1) the LTIP Shares are duly authorized and, when (i) the Registration Statement related to the LTIP Shares becomes effective under the Act, (ii) the LTIP Shares have been duly issued in accordance with the terms of the LTIP upon receipt of the consideration to be paid therefor (assuming the consideration received by the Company is at least equal to $0.01 per share), and (iii) the certificates or book-entry interests representing the LTIP Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the LTIP Shares will be validly issued, fully paid and nonassessable.
     (2) the 401(k) Plan Shares are duly authorized and (assuming the consideration therefor has been received by the Company and was at least equal to $0.01 per share), the 401(k) Plan Shares have been validly issued and fully paid and are nonassessable.

     I have assumed that the Company (i) will cause certificates or book-entry interests representing LTIP Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such LTIP Shares and (ii) has caused certificates or book-entry interests representing 401(k) Plan Shares to be properly executed and delivered and has taken all other actions appropriate for the issuances of such 401(k) Plan Shares. All of my opinions assume that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold. I have also made other assumptions which I believe to be appropriate for purposes of this letter.
     I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I am admitted to practice in the State of Illinois, and my opinion expressed above is subject to the qualification that I express no opinion as to the applicability of, compliance with or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). I assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kent A. Pflederer
Kent A. Pflederer

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